Exhibit 5.1

250 VESEY STREET  •  NEW YORK, NEW YORK  10281.1047
TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

January 19, 2021

Great Elm Group, Inc.
800 South Street, Suite 230
Waltham, MA 02453

Re:	Registration Statement on Form S-3 Filed by Great Elm Group, Inc.

Ladies and Gentlemen:

We have acted as counsel for Great Elm Group, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a continuous or delayed basis, by the Company for an aggregate offering price of  $100,000,000: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) (ii) the associated preferred stock purchase rights which may be issued to holders of the Common Stock (the “Rights”); (iii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iv) warrants to purchase any one or a combination of Common Stock, Preferred Stock or Debt Securities (as defined below) (“Warrants”), (v) subscription rights to purchase shares of Common Stock, Preferred Stock or Debt Securities (as defined below) or any combination thereof (“Subscription Rights”), (vi) units consisting of one or more Common Stock, Preferred Stock, Warrants, Subscription Rights, and Debt Securities (“Units”), and (vii) debt securities of the Company, in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock (“Debt Securities”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”).  The Common Stock, Rights, Preferred Stock, Warrants, Subscription Rights, Units, and Debt Securities are collectively referred to herein as the “Securities.”  The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT
DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE
MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO
SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Great Elm Group, Inc.
January 19, 2021

2.
When issued in accordance with the Rights Agreement, dated December 29, 2020, between the Company and Computershare Trust Company, N.A., as rights agent (as it may be amended from time to time, the “Rights Agreement”), the Rights will constitute valid and binding obligations of the Company.

3.
The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.
The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.
The Subscription Rights, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.
The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.
The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture (as defined below) and any Warrant Agreement, Subscription Rights Agreement (each as defined below) or Unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

Great Elm Group, Inc.
January 19, 2021

In rendering the opinion set forth in paragraph 2 above, we have also assumed that (i) the Company’s Board of Directors has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance and administration of the Rights and (ii) the Rights Agreement constitutes a valid and binding obligation of each party thereto other than the Company. It should be understood that (x) the Rights, by their terms, are subject under certain circumstances to becoming void in the hands of certain holders or purported transferees, (y) our opinion addresses the Rights and the Rights Agreement in their entirety and does not address the validity or binding effect of any particular provision of the Rights or the Rights Agreement, and (z) the effect, if any, that the invalidity of any particular provision of the Rights Agreement or the Rights might have on any other provision, or the entirety, of the Rights Agreement or the Rights is not settled under applicable law and could be affected by the facts and circumstances existing at the time of any adjudication of the issue. It should also be understood that our opinion does not address the substance or consequences of any determination that a court of competent jurisdiction may make regarding whether the Company’s Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights Agreement or the Rights at some future time based on the facts and circumstances existing at that time.

With respect to any Securities consisting of shares of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the series of the shares of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Great Elm Group, Inc.
January 19, 2021

With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by the Company and the Subscription Rights Agent and (ii) the Subscription Rights will be authorized, executed and delivered by the Company and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement, if any.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) an indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will be qualified under the Trust Indenture Act of 1939; (ii) such Debt Securities will have been issued pursuant to the Indenture; (iii) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the applicable trustee; and (iv) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Great Elm Group, Inc.
January 19, 2021

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day